UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 16, 2007


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


          Virginia                    000-23847              54-1873994
(State or other jurisdiction of      (Commission          (I.R.S. Employer
 incorporation or organization)      File Number)          Identification
No.)


                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (757) 787-1335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
           99.1 Press Release issued by Shore Financial Corporation, dated October 16, 2007.


Item 9.    Results of Operations and Financial Condition.

         On October 16, 2007, Shore Financial Corporation issued a press release announcing its results of operations for the quarter ended September 30, 2007. A copy of the company's press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SHORE FINANCIAL CORPORATION


                              By:      /s/  Steven M. Belote
                                     ---------------------------------
                                        Steven M. Belote
                                        Senior Vice President and
                                        Chief Financial Officer


October 16, 2007

 FOR IMMEDIATE RELEASE
Onley, Virginia
Tuesday, October 16. 2007

           Shore Financial Corporation Announces 27% Earnings Increase

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $730,400, or $0.29 per diluted share, for the three months ended September 30, 2007, representing a 27.2% increase over second quarter earnings of $574,200, or $0.23 per diluted share, and a 8.9% increase over earnings of $670,900, or $0.27 per diluted share, for the same period of 2006.

         The company's is progressing on several strategic initiatives it has undertaken to position itself for future growth and to capitalize on the changing environment in its banking markets. During September, the bank opened its eighth branch location in Pocomoke City, Maryland. This market offers a great opportunity for the bank to expand its footprint while complimenting the bank's existing markets. In Salisbury, Maryland, the bank has begun the site work for a new full service banking facility on an existing branch site. Finally, the bank has completed the design phase and has begun the bidding process for a new full service banking facility in its Cheriton, Virginia market that will be located near the entrance to the Bay Creek Community in Cape Charles, Virginia.

         During the third quarter, the financial markets experienced significant turmoil, primarily resulting from fallout caused by the subprime mortgage market. This turmoil contributed to the Federal Reserve's decision to lower the fed funds target rate by 50 basis points during September. Although the company has not realized the full impact of the rate cut, it was able to benefit from lower costing wholesale funding opportunities during the quarter. This contributed to continued improvement in the company's net interest margin during the third quarter, resulting in a net interest margin of 3.74% and 3.62% for the three and nine months ended September 30, 2007, respectively. The quarterly margin represents a 28 basis point increase since the first quarter of 2007. Also contributing to the improved margin was the successful introduction of several new products and promotions initiated by the bank to attract new lower costing checking accounts. As a result, net interest income was $2.29 million and $6.57 million, respectively, during the three and nine month periods ended September 30, 2007, compared to $2.08 million and $6.37 million, respectively, during the same periods of 2006.

         Despite a soft residential real estate market, the company generated loan growth during the quarter. Outstanding loan balances on September 30, 2007 were $216.8 million, compared to $213.7 million and $209.7 million at June 30, 2007 and September 30, 2006 respectively. The bank's asset quality remained strong during the quarter with a non current loan to total loan ratio of 0.75% at September 30, 2007, while the bank's allowance for loan losses to period end loans ratio was 1.32%. Management considers these levels manageable and commensurate with the risk existing in the bank's loan portfolio.

         The company's noninterest income was $811,900 for the September 2007 quarter, compared to $818,200 for the September 2006 quarter end, while non interest income was $2.45 million and $2.40 million for the nine months ended September 30, 2007 and 2006, respectively. The bank's mortgage banking division has posted significant gains in fee income during 2007 with an increase from $78,700 during the 2006 nine month period to $159,300 during the 2007 comparable period. While fees levied on insufficient funds continues to be down from the 2006 period, other deposit fee categories have experienced substantial growth.

         The company's noninterest expense was $2.06 million during the September 2007 quarter, compared to $1.91 million during the 2006 three month period. Excluding the 2007 second quarter branch property write off, noninterest expense for the nine months ended September 30, 2007 was $6.13 million, compared to $5.67 million during the 2006 nine month period. The expense for the first nine months of 2007 included additional personnel employed to enhance the company's loan administration, operations, mortgage banking and internet banking divisions, as well as, normal annual salary and benefit adjustments. These additional personnel and enhancements should enable the company to further capitalize on the growth opportunities existing in its markets. Fluctuations in other expense categories were fairly nominal when compare to the 2006 period.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ Global Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through eight full-service banking facilities, twenty-two ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and non deposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920
Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com


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

                                            Shore Financial Corporation
                                                  Earnings Release


Financial Highlights:

                                    Three Months Ended September 30,            Nine Months Ended September 30,
                                 ----------------------------------------   ----------------------------------------
                                       2007                  2006                  2007                  2006
                                 -------------------   ------------------   ------------------    ------------------

OPERATIONS:

Net Interest Income                     $2,290,300            $2,079,200            $6,565,100            $6,367,400

Noninterest Income                        $811,900              $818,200            $2,452,900            $2,400,700

Loan Loss Provision                        $12,400               $13,500               $24,100               $50,200

Noninterest Expense                     $2,060,500            $1,911,600            $6,278,700            $5,671,400

Income Tax Expense                        $298,900              $301,400              $773,400              $944,400

Net Income                                $730,400              $670,900            $1,941,800            $2,102,100


RATIOS AND OTHER:

Total Shares Outstanding                $2,500,927            $2,492,143            $2,500,927            $2,492,143

Weighted Avg Shares-Basic               $2,500,500            $2,492,200            $2,499,400            $2,491,500

Weighted Avg Shares-Diluted             $2,518,200            $2,520,900            $2,522,300            $2,517,800

Basic Earnings Per Share                     $0.29                 $0.27                 $0.78                 $0.84

Diluted Earnings Per Share                   $0.29                 $0.27                 $0.77                 $0.83

Total Assets                           269,119,400           262,926,400           269,119,400           262,926,400

Gross Loans                            216,799,400           209,681,300           216,799,400           209,681,300

Deposits                               199,676,800           204,830,600           199,676,800           204,830,600

Total Equity                            27,460,100            25,435,600            27,460,100            25,435,600

Average Assets                         265,514,100           259,335,900           262,322,700           255,908,100

Average Equity                          27,232,100            25,002,600            26,923,300            24,589,600

Net Interest Margin                          3.74%                 3.44%                 3.62%                 3.57%

Return on Average Assets                     1.10%                 1.03%                 0.99%                 1.10%

Return on Average Equity                    10.73%                10.73%                 9.62%                11.40%

Efficiency Ratio                            64.37%                67.02%                66.90%                64.38%

